                                                                    EXHIBIT 32.2

              CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF
                         SIGMATRON INTERNATIONAL, INC.
             PURSUANT TO RULE 13A-14(B) UNDER THE EXCHANGE ACT AND
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

      I, Linda K. Blake, am Chief Financial Officer, Secretary and Treasurer of SigmaTron International, Inc. (the "Company").

      This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Annual Report on Form 10-K for the year ended April 30, 2005 (the "Report").

      I hereby certify that to the best of my knowledge:

      (a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

      (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2005

                                      /s/ Linda K. Blake
                                      ------------------------------------------
                                      Linda K. Blake
                                      Chief Financial Officer, Secretary and
                                      Treasurer of SigmaTron International, Inc.